Exhibit 10.2

AGREEMENT

     AGREEMENT (this “Agreement”), dated as of June 11, 2004, between Indiantown Cogeneration, L.P. (the “Partnership”) and Florida Power & Light Company (“FPL”) (each of the Partnership and FPL a “Party” and together, the “Parties”).

     Reference is made to that certain Agreement for the Purchase of Firm Capacity and Energy between the Partnership and FPL dated as of March 31, 1990 (as amended, supplemented, or otherwise modified from time to time, the “PPA”). Capitalized terms which are used herein and not defined herein shall have the meanings given such terms in the PPA.

     Pursuant to Section 21.2 of the PPA, the Partnership has established a reserve fund to be utilized by the Partnership to maintain (or reinstate) the “qualifying” statuses of the Partnership and the Facility. Such reserve fund is maintained with The Bank of New York Trust Company of Florida, N.A. (including any successor in such capacity, the “Account Bank”) in Account No. 427383 entitled “Indiantown Cogeneration, L.P., — QF Account”. Such account, and any replacement account established pursuant to and meeting the requirements of Section 21.2 of the PPA, is referred to herein as the “QF Account”.

     The Partnership and FPL have entered into a Security Agreement, dated as of September 30, 1992 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), securing the performance of the Partnership’s obligations under the PPA. Pursuant to the Security Agreement, the Partnership has granted to FPL a security interest in, among other things, the QF Account, as required by Section 21.2 of the PPA, and the Account Bank has acknowledged FPL’s security interest in the QF Account pursuant to the letter dated February 20,1996 attached hereto as Exhibit A.

     As permitted under Section 21.2 of the PPA, simultaneously with the execution hereof, the Partnership hereby delivers to FPL, and FPL hereby acknowledges receipt of, Irrevocable Standby Letter of Credit No. 91876082, issued by BNP Paribas (the “Issuing Bank”), dated June 11, 2004 (the “QF LOC”) in lieu of cash deposits in the QF Account. The Parties agree that delivery of the QF LOC satisfies the Partnership’s obligation to provide security pursuant to Section 21.2 of the PPA as of the date hereof.

     For the sum of ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Parties hereby agrees as follows.

1.      So long as no Event of Default has occurred and is continuing, the Partnership may from time to time submit to FPL written notice in the form of Exhibit B hereto (a “Drawing Directive”) directing a drawing under the QF LOC. Upon receipt of a Drawing Directive from the Partnership, FPL shall, not later than five business days following receipt by FPL of such Drawing Directive, present its drawing certificate under the QF LOC, duly completed using Option (B-l), requesting payment under the QF LOC in the amount specified by the Partnership in such Drawing Directive. As used in this Agreement, “business day” shall mean any day other than a Saturday, a Sunday, or a day

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on which commercial banks in New York, New York are authorized or required by law to remain closed. In the event that the Issuing Bank foils to honor any drawing request directed by the Partnership in a Drawing Directive, FPL shall use commercially reasonable efforts to correct such drawing request and re-present such drawing request in compliance with the requirements of the QF LOC. FPL shall direct the Issuing Bank in such drawing request that monies drawn by FPL under the QF LOC shall be paid into the QF Account. Subject to the rights of FPL under the Security Agreement and FPL’s lien in the QF Account thereunder, the Partnership shall be entitled to use such funds as and to the extent provided in Section 21.2 of the PPA.

2.      In the event that FPL fails to present a drawing certificate as and when required to do so under this Agreement upon receipt of Drawing Directive or otherwise to comply with its obligations under this Agreement and, as a consequence of such failure, the proceeds of a drawing on the QF LOC are not available to be utilized by the Partnership to maintain (or reinstate) the “qualifying” statuses of the Partnership and the Facility pursuant to Section 21.2 of the PPA, then, for so long as such failure by FPL is continuing, (a) the Partnership shall be deemed not to be in breach or default of any of its obligations under the PPA to maintain such “qualifying” statuses, including without limitation under Section 2.0 of the PPA, (b) all grace or cure periods under the PPA, the Consent and Agreement and the Security Agreement applicable to any event or circumstance relating to the “qualifying” statuses of the Partnership and the Facility that would otherwise constitute a breach or default by the Partnership under the PPA but for the foregoing clause (a) shall be extended on a day for day basis, for each day during which such failure by FPL continues, and (c) FPL shall continue to perform all its obligations under the PPA, including without limitation all its payment obligations, in accordance with the terms thereof, and shall not take or allege a contrary position before any governmental authority or other Person.

3.      Except for drawings pursuant to a Drawing Directive, FPL shall not draw on the QF LOC unless:

a.	an Event of Default (as defined in the Security Agreement) shall have occurred and be continuing, all cure periods applicable to such Event of Default under the PPA, the Subordination Agreement and the Consent and Agreement shall have expired, in which case, subject to the provisions of the Consent and Agreement and the Subordination Agreement, FPL may present its drawing certificate under the QF LOC, duly completed using Option (B-2), requesting payment in an amount up to the stated amount then available to be drawn thereunder, direct the Issuing Bank in such drawing request that monies drawn under the QF LOC shall be paid into the QF Account and utilize the proceeds thereof as funds under Section 21.2 of the PPA to satisfy in whole or in part any of the obligations of the Partnership under the PPA; or

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b.	the QF LOC shall be set to expire (whether by its terms or pursuant to the notice of the Issuing Bank) within thirty (30) days and the Partnership shall have failed to procure a replacement or renewal letter of credit meeting the requirements of Section 21.2 of the PPA or other security reasonably acceptable to FPL, and security is still required under the terms of Section 21.2 of the PPA, in which case FPL may present its drawing certificate under the QF LOC, duly completed using Option (B-3), requesting payment in an amount up to the stated amount then available to be drawn thereunder and direct the Issuing Bank in such drawing request that monies drawn under the QF LOC shall be paid into the QF Account.

Except as instructed by the Partnership in a Drawing Directive, FPL shall not be entitled to draw any amount under the QF LOC to the extent that such drawing would, when added to any amount then on deposit in the QF Account, cause the balance of the QF Account to exceed the then-stated amount of the QF LOC.

4.     FPL shall not enter into or consent to any amendment or waiver of the QF LOC without the Partnership’s prior written consent (which consent shall not be unreasonably withheld or delayed).

     The Partnership hereby represents and warrants to FPL as follows: (i) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on the part of the Partnership; and (iii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     FPL hereby represents and warrants to the Partnership as follows: (i) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on the part of FPL; and (iii) this Agreement has been duly executed and delivered by it and constitutes its legal’, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     This Agreement may not be amended or modified except in a writing acknowledged by each of the Partnership and FPL.

     Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or

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unenforceability without invalidating the remaining terms and provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render prohibited or unenforceable such term or provision in any other jurisdiction.

     All covenants, agreements, conditions, obligations, liabilities, terms and ‘provisions contained herein shall be binding upon, and inure to the benefit of, the Parties and their respective successors, assigns and replacements. Nothing in this Agreement, whether express or implied, shall be construed give any person or entity other than the Parties hereto any legal, equitable or other right, privilege, remedy, claim or demand to, under or in respect of this Agreement.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PROVISIONS THEREOF THAT MIGHT DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

     Each Party recognizes and affirms that in the event of breach by it of any of the provisions of this Agreement, money damages alone may be inadequate and an adequate remedy at law may not exist. Accordingly, each Party agrees that the other Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of the other Party under this Agreement not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations of the provisions of this Agreement. In accordance with the foregoing, each Party hereby irrevocably waives any claim or defense that the other Party has or may have an adequate remedy at law for any breach hereof.

[signature pages follow]

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INDIANTOWN COGENERATION, L.P.

/S/ John L. Barpoulis

Name:	John L. Barpoulis
Title:	Vice President and Treasurer

FLORIDA POWER & LIGHT COMPANY

[ILLEGIBLE]

Name:	[ILLEGIBLE]
Title:	Director, Resource Planning

[AGREEMENT - SIGNATURE PAGE]

Exhibit A

ACKNOWLEDGMENT OF FPL’S INTEREST IN OF ACCOUNT

See attached letter agreement

[EXHIBIT A]

Exhibit A

THE BANK OF NEW YORK
TRUST COMPANY OF FLORIDA, N.A.

CORPORATE TRUST DIVISION
TOWERMARC PLAZA
10101 CENTURION PARKWAY 3RD FLOOR
JACKSONVILLE FLORIDA 32256

February 20, 1995

Indiantown [ILLEGIBLE], L.P.
7500 old Georgetown Road - 13th Flr.
[ILLEGIBLE], Maryland [ILLEGIBLE],
Attention: General Counsel
Facsimille: 301-718-6913

     Dear Sir:

     Please be advised that we have, in accordance with the letter Agreement dated [ILLEGIBLE], even this herewith and attached hereto (the Letter Agreement”), [ILLEGIBLE] account no. [ILLEGIBLE]. Such account is [ILLEGIBLE] “Indiantown Cogeneration, L.P. , — QF Account” and the account will be administered in accordance with the Letter Agreement.

     Best regards.

THE BANK OF NEW YORK TRUST
COMPANY OF FLORIDA. N.A.

By:	/s/ [ILLEGIBLE]

	Name :	[ILLEGIBLE]
	Title:	Vice President

Indiantown Cogeneration, L.P.
7500 Old Georgetown Road
Betheds, MD 20814

February 20,1996

Bank of New York
Towermarc Plaza
3rd Floor
10161 Centurion Plaza
Jacksonville, FL 32250
Attention: Philip [ILLEGIBLE]

Dear Sir:

     We refer to our account no. 427383 ( the “Account”) maintained with you into which wire transfers, cash deposit and other insurance of payments may be [ILLEGIBLE] from time to time. Pursuant to a Security Agreement, dated as of September 30, 1992 (the“ Security Agreement”), between Indiantown Cogeneration, L.P. and Florida Power de Light Company (“FPL”),we have granted to FPL a security interested in among other things, the Account, all fund deposited from time to time in the Account and all products of the forgoing. It is a condition to the [ILLEGIBLE] maintenance of the Account with you that you agree this Letter Agreement.

     By signing this Letter Agreement, you acknowledge the [ILLEGIBLE] of FPL’S security [ILLEGIBLE] in the Account and in the amounts from time to time on deposit therein and agree that from the date hereof the Account shall be maintained by you for the benefit of, and amounts from time to time therein hold by you as security agreed for, FPL on the terms and to the extent provided herein. The Account is to be entitled “ Indiantown Cogeneration, L.P. -QF Account”. All service charges and fees with respect to the Account shall be payable by us.

     With the exception of service charges and fees or recorded item you irrevocably waive and agree not to [ILLEGIBLE] claim or [ILLEGIBLE] to exercise, and by executing this Letter Agreement you irrevocably bar and stop yourself from asserting, claiming and exercising, and you acknowledge that you have not heretofore received a notice, writ, order under or any form of legal process from any other party asserting, claiming or exercising, any right of cut-off, banker’s lion or other purported form of claim with respect to the Account or any funds or securities from

Bank of New York
February 20, 1996

time to time therein. Except as provided in the proceeding sentence, (a) you shall leave no rights in the Account and fund therein and (b) you hereby [ILLEGIBLE] subordinates all rights you may ever have in the Account to all rights of FPL and you have been informed by us that this Letter Agreement to no longer of any force or effect.

     We may terminate this Letter Agreement by providing you written notice that FPL, has been provided replacement security and that their security [ILLEGIBLE] in the account is no longer applicable. As such that you shall disburse all funds in the Account and all proceeds thereof in the account or accounts specified by us in the notice terminating this Letter Agreement.

     You may terminate this Letter Agreement only upon thirty days prior written notice to us, sent by U.S. mail, certified return receipt requested, as the address set forth above, by canceling the Account maintained with you. Within said thirty days period we shall provide you with written notice directing you to disburse all funds in the Account and all proceeds thereof to the account or accounts specified by us in such written notice and you shall disburse such [ILLEGIBLE] at the end of such thirty days period.

     You shall be fully protected in acting under any notice from us without making any further hereby whatsoever as to our right or authority to give such notice. You shall have no responsibility to verify the authenticity of any such notice received by you and may act upon any such notes received from any party identifying itself as Indiantown Cogeneration, L.P. Indiantown Cogeneration, L.P. hereby releases you from any and all claims, liabilities and demands that it may at any time have against you arising out of or in any way relating to the authorization and instructions set forth above and Indiantown Cogeneration, L.P. shall indemnify and hold you harmless from and against any and all claims, actions, suits, losses, damages, costs, payments, liabilities and expenses including, but not limited to, reasonable legal fees and disbursements arising out of or in any way relating in the aforesaid authorization and Instructions.

Bank of New York
February 20, 1996

     Please agree to the terms, and acknowledge receipts, of this Letter Agreement by signing in the space provided below and send such signed copy to us at the address set forth above, attention: General Counsel.

Very truly yours

INDIAN TOWN COGENERATION, L.P.

By:	/s/ Stephen A. Sorreodeo

	Name :	Stephen A. Sorreodeo
	Title:	Authorized Representative

Agreed to and Acknowledged:

THE BANK OF NEW YORK TRUST COMPANY OF
FLORIDA, N.A.

By:	/s/ H.P. Henry
Name: H.P. Henry
Title: Vice President

Attention:
Address:

Telephone:
Telex:

Exhibit B

FORM OF DRAWING DIRECTIVE

Florida Power & Light Company
[INSERT FPL ADDRESS]

Re:   Drawing Directive – Indiantown Project QF Letter of Credit

Ladies and Gentlemen:

This letter (this “Drawing Directive”) is delivered pursuant to the Agreement, dated as of June 11, 2004 (the “QF LOC Agreement”), between Indiantown Cogeneration, L.P. (the “Partnership”) and Florida Power & Light Company (“FPL”) and in accordance with the Agreement for the Purchase of Firm Capacity and Energy, dated as of March 31,1990 (as amended, the “PPA”). Capitalized terms used herein have the meanings given to them in the QF LOC Agreement.

The Partnership hereby directs FPL to draw on the QF LOC pursuant to Section 1 of the QF LOC Agreement in the amount of [$       ] (the “Drawing Amount”). FPL shall present its drawing certificate under the QF LOC, duly completed, to the Issuing Bank within five business days after receipt of this Drawing Directive and shall direct the Issuing Bank to wire the proceeds of such drawing directly to the following account: [INSERT WIRE INSTRUCTIONS FOR QF ACCOUNT].

In connection with this Drawing Directive, the Partnership hereby certifies to FPL as follows:

(1)     No Event of Default (as defined in the Security Agreement) has occurred and is continuing or will occur as a result of the drawing contemplated hereby.

(2)     The proceeds of the drawing are needed by ICL to maintain (or reinstate) the “qualifying” statuses of ICL and the Facility pursuant to the Power Purchase Agreement.

(3)     The amount of the requested drawing does not exceed the lesser of (x) ICL’s good faith estimate of the amount required to maintain (or reinstate) such “qualifying” statuses (after giving effect to the application of all security and funds available to ICL for such purposes), and (y) the stated amount available to be drawn under the QF LOC.

Sincerely,

Indiantown Cogeneration, L.P.

[EXHIBIT B]